Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The accompanying unaudited pro forma condensed combined financial statements as of and for the nine months ended September 30, 2024 and for the year ended December 31, 2023 are intended to reflect the impact of the Merger Transaction (as defined below) on the consolidated financial statements of Charter Communications Inc. (“Charter”), as if the Merger Transaction had occurred as of September 30, 2024 for the unaudited pro forma condensed combined balance sheet and as of January 1, 2023 for the unaudited pro forma condensed combined statements of operations.  The accompanying unaudited pro forma financial statements present the pro forma financial position and results of operations of Charter based on the historical financial statements and accounting records of Charter and Liberty Broadband Corporation (“Liberty Broadband”) and the related significant pro forma transaction accounting adjustments as described in the accompanying notes. The transaction accounting adjustments are intended to reflect the U.S. GAAP accounting to illustrate the effects of the Merger Transaction on Charter’s historical financial statements.

Merger Transaction

On November 12, 2024, Charter, Liberty Broadband, Fusion Merger Sub 1, LLC, a wholly owned subsidiary of Charter, and Fusion Merger Sub 2, Inc., a wholly owned subsidiary of Fusion Merger Sub 1, LLC, entered into an Agreement and Plan of Merger (as it may be amended or supplemented from time to time, the “Merger Agreement”), pursuant to which, subject to the terms and conditions set forth therein, Charter will acquire Liberty Broadband through the merger of Fusion Merger Sub 2, Inc. with and into Liberty Broadband (the “merger”), with Liberty Broadband surviving the merger and becoming an indirect wholly owned subsidiary of Charter.  Immediately following the merger, Liberty Broadband, as the surviving corporation of the merger, will merge with and into Fusion Merger Sub 1, LLC (the “upstream merger” and together with the merger, the “Merger Transaction”), with Fusion Merger Sub 1, LLC surviving the upstream merger as a wholly owned subsidiary of Charter.

At the effective time of the merger (the “effective time”):

•
each share of (i) Liberty Broadband Series A common stock, par value $0.01 per share (“Liberty Broadband Series A common stock”), (ii) Liberty Broadband Series B common stock, par value $0.01 per share (“Liberty Broadband Series B common stock”), and (iii) Liberty Broadband Series C common stock, par value $0.01 per share (“Liberty Broadband Series C common stock” and together with the Liberty Broadband Series A common stock and the Liberty Broadband Series B common stock, the “Liberty Broadband common stock”), in each case, issued and outstanding immediately prior to the effective time (other than certain excluded shares as set forth in the Merger Agreement) will be converted into the right to receive 0.236 of a validly issued, fully paid and nonassessable share of Charter Class A common stock, par value $0.001 per share (“Charter Class A common stock”); and

•
each share of Liberty Broadband Series A cumulative redeemable preferred stock, par value $0.01 per share (“Liberty Broadband preferred stock”), issued and outstanding immediately prior to the effective time (other than excluded treasury shares as set forth in the Merger Agreement) will be converted into the right to receive one share of newly issued Charter Series A cumulative redeemable preferred stock, par value $0.001 per share (“Charter preferred stock”). The Charter preferred stock will have substantially identical terms to the Liberty Broadband preferred stock, including a mandatory redemption date of March 8, 2039.

Liberty Broadband’s principal assets currently consist of approximately 45.6 million shares of Charter Class A common stock and its subsidiary GCI, LLC, which is comprised of one operating entity, GCI Holdings, LLC (collectively, “GCI”), Alaska’s largest communications provider.  Pursuant to the Merger Agreement, Liberty Broadband has agreed to spin off its GCI business by way of a distribution to the stockholders of Liberty Broadband prior to the closing of the Merger Transaction.  The GCI distribution is expected to be taxable to Liberty Broadband and its stockholders, with Charter bearing the corporate level tax liability upon completion of the combination.  However, to the extent such corporate level tax liability exceeds $420 million, Charter will be entitled under a tax receivables agreement to the portion of the tax benefits realized by GCI corresponding to such excess.  The companies currently expect the Merger Transaction to close on June 30, 2027, unless otherwise agreed, subject to the completion of the GCI spin-off and other customary closing conditions.

As a result of the Merger Transaction, Charter expects to retire the approximately 45.6 million shares of Charter Class A common stock currently owned by Liberty Broadband and to issue approximately 34.0 million shares of Charter Class A common stock to holders of Liberty Broadband common stock at the closing, resulting in a net decrease of approximately 11.5 million shares of Charter Class A common stock outstanding. Liberty Broadband has existing debt of $2.6 billion (excluding debt at GCI) that will be repaid prior to closing or assumed by Charter, and $180 million in aggregate liquidation preference of Liberty Broadband preferred stock that will be converted into an equal amount of Charter preferred stock in the Merger Transaction.

Basis of Presentation

The unaudited pro forma financial statements are based on (i) the unaudited consolidated financial statements of Charter Communications, Inc. as of and for the nine months ended September 30, 2024 contained in Charter’s Quarterly Report on Form 10-Q filed with the SEC on November 1, 2024, (ii) the unaudited consolidated financial statements of Liberty Broadband Corporation as of and for the nine months ended September 30, 2024 contained in Liberty Broadband’s Quarterly Report on Form 10-Q filed with the SEC on November 7, 2024, (iii) the audited consolidated financial statements of Charter Communications, Inc. as of and for the year ended December 31, 2023 contained in Charter’s Annual Report on Form 10-K filed with the SEC on February 2, 2024, and (iv) the audited consolidated financial statements of Liberty Broadband Corporation as of and for the year ended December 31, 2023 contained in Liberty’s Annual Report on Form 10-K filed with the SEC on February 16, 2024.

The unaudited pro forma financial statements set forth below include the significant transaction accounting adjustments for the following components of the Merger Transaction:

•	Spin-off of GCI from Liberty Broadband;

•	Charter’s stock acquisition of Liberty Broadband;

•	Treasury stock repurchase of shares of Charter Class A common stock held by Liberty Broadband; and

•	Asset acquisition of remaining assets owned by Liberty Broadband.

The unaudited pro forma financial statements are provided for illustrative purposes only and are based on available information and assumptions that Charter believes are reasonable and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of Charter would have been had the Merger Transaction occurred on the dates indicated, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position. The actual financial position and results of operations will differ, perhaps significantly, from the pro forma amounts reflected herein due to a variety of factors, including access to additional information, changes in value not currently identified and changes in operating results following the date of the pro forma financial statements.  The assumptions underlying the pro forma adjustments are described in greater detail in the accompanying notes to the unaudited pro forma condensed combined financial statements.

 UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2024
(dollars in millions)

	Charter (Historical)	Liberty Broadband (Historical)	GCI Spin Adjustments Note 1(a)	Merger Transaction Accounting Adjustments			Liberty Broadband Pro Forma As Adjusted			Pro Forma Combined
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$721	$168	$(47)	$(121)	1(b	)	$—			$721
Accounts receivable	3,067	186	(176)	—			10	1(g	)	3,077
Prepaid expenses and other current assets	704	63	(58)	—			5	1(g	)	709
Total current assets	4,492	417	(281)	(121)			15			4,507

INVESTMENT IN CABLE PROPERTIES:
Property, plant and equipment, net	41,846	1,131	(1,131)	—			—			41,846
Customer relationships, net	1,148	352	(352)	—			—			1,148
Franchises	67,455	550	(550)	—			—			67,455
Goodwill	29,668	755	(755)	—			—			29,668
Total investment in cable properties, net	140,117	2,788	(2,788)	—			—			140,117

OTHER NONCURRENT ASSETS	4,762	13,098	(249)	(12,760)	1(c	)	89	1(g	)	4,851

Total assets	$149,371	$16,303	$(3,318)	$(12,881)			$104			$149,475
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable, accrued and other current liabilities	$11,362	$198	$(181)	$—			$17	1(g	)	$11,379
Current portion of long-term debt	1,798	3	(3)	—			—			1,798
Total current liabilities	13,160	201	(184)	—			17			13,177

LONG-TERM DEBT	93,517	3,709	(1,043)	375	1(b	)	3,041	1(b	)	96,558
EQUIPMENT INSTALLMENT PLAN FINANCING FACILITY	998	—	—	—			—			998
DEFERRED INCOME TAXES	18,983	2,342	(354)	(1,988)	1(d	)	—			18,983
OTHER LONG-TERM LIABILITIES	4,659	513	(312)	(29)	1(e	)	172	1(e	)	4,831

SHAREHOLDERS’ EQUITY:
Controlling interests	14,099	9,520	(1,407)	(11,239)	1(f	)	(3,126)			10,973
Noncontrolling interests	3,955	18	(18)	—			—			3,955
Total shareholders’ equity	18,054	9,538	(1,425)	(11,239)			(3,126)			14,928

Total liabilities and shareholders’ equity	$149,371	$16,303	$(3,318)	$(12,881)			$104			$149,475

See accompanying “Notes to Unaudited Pro Forma Condensed Combined Financial Information”

 UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
NINE MONTHS ENDED SEPTEMBER 30, 2024
(dollars and weighted average shares outstanding in millions, except per share amounts)

	Charter (Historical)	Liberty Broadband (Historical)	GCI Spin Adjustments Note 1(a)	Merger Transaction Accounting Adjustments			Liberty Broadband Pro Forma As Adjusted			Pro Forma Combined
REVENUES	$41,159	$753	$(753)	$—			$—			$41,159

COSTS AND EXPENSES:
Operating costs and expenses (exclusive of items shown separately below)	24,863	517	(488)	(29)	2(a	)	—			24,863
Depreciation and amortization	6,505	157	(157)	—			—			6,505
Other operating (income) expenses, net	62	—	—	—			—			62
	31,430	674	(645)	(29)			—			31,430
Income from operations	9,729	79	(108)	29			—			9,729

OTHER INCOME (EXPENSES):
Interest expense, net	(3,955)	(149)	36	(42)			(155)	2(b	)	(4,110)
Other expenses, net	(318)	813	(4)	(809)	2(c	)	—			(318)
	(4,273)	664	32	(851)			(155)			(4,428)

Income before income taxes	5,456	743	(76)	(822)			(155)			5,301
Income tax expense	(1,279)	(165)	21	183			39	2(d	)	(1,240)
Consolidated net income	4,177	578	(55)	(639)			(116)			4,061
Less: Net income attributable to noncontrolling interests	(560)	—	—	—			—			(560)
Net income attributable to Charter shareholders	$3,617	$578	$(55)	$(639)			$(116)			$3,501

EARNINGS PER COMMON SHARE:
Basic	$25.23							2(e	)	$26.46
Diluted	$24.86							2(e	)	$26.04
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	143							2(e	)	132
Diluted	145							2(e	)	134

See accompanying “Notes to Unaudited Pro Forma Condensed Combined Financial Information”

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2023
(dollars and weighted average shares outstanding in millions, except per share amounts)

	Charter (Historical)	Liberty Broadband (Historical)	GCI Spin Adjustments Note 1(a)	Merger Transaction Accounting Adjustments			Liberty Broadband Pro Forma As Adjusted			Pro Forma Combined
REVENUES	$54,607	$981	$(981)	$—			$—			$54,607

COSTS AND EXPENSES:
Operating costs and expenses (exclusive of items shown separately below)	33,405	678	(639)	(39)	2(a	)	—			33,405
Depreciation and amortization	8,696	230	(230)	—			—			8,696
Other operating (income) expenses, net	(53)	—	—	—			—			(53)
	42,048	908	(869)	(39)			—			42,048
Income from operations	12,559	73	(112)	39			—			12,559

OTHER INCOME (EXPENSES):
Interest expense, net	(5,188)	(206)	51	(45)			(200)	2(b	)	(5,388)
Other expenses, net	(517)	1,021	(4)	(1,017)	2(c	)	—			(517)
	(5,705)	815	47	(1,062)			(200)			(5,905)

Income before income taxes	6,854	888	(65)	(1,023)			(200)			6,654
Income tax expense	(1,593)	(200)	25	225			50	2(d	)	(1,543)
Consolidated net income	5,261	688	(40)	(798)			(150)			5,111
Less: Net income attributable to noncontrolling interests	(704)	—	—	—			—			(704)
Net income attributable to Charter shareholders	$4,557	$688	$(40)	$(798)			$(150)			$4,407

EARNINGS PER COMMON SHARE:
Basic	$30.54							2(e	)	$32.15
Diluted	$29.99							2(e	)	$31.52
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	149							2(e	)	137
Diluted	152							2(e	)	140

See accompanying “Notes to Unaudited Pro Forma Condensed Combined Financial Information”

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1.  Merger Transaction Pro Forma Balance Sheet Adjustments

The unaudited pro forma condensed combined balance sheet has been prepared based on Charter’s historical balance sheet as of September 30, 2024 adjusted to reflect the Merger Transaction including the acquisition of Liberty Broadband following the GCI divestiture, resulting in Charter’s effective repurchase of Liberty Broadband’s principal asset consisting of 45.6 million shares of Charter Class A common stock to be accounted for by Charter as a treasury stock transaction.  Charter will record the treasury stock transaction at cost based on the fair value of the Merger Consideration (as defined below on a pro forma basis).  Charter will account for any remaining assets owned by Liberty Broadband as asset acquisitions at fair value, as the set of remaining assets and liabilities do not constitute a business.

Although the Merger Transaction contemplates a June 30, 2027 close in an all-stock transaction, the pro forma for the Merger Transaction as of September 30, 2024 assumes Charter makes a cash settlement for Liberty Broadband’s long-term debt and is included in the Merger Consideration.  The Merger Consideration does not include future repayments (or borrowings) of long-term debt through June 30, 2027 that may occur from proceeds received from Charter on future Charter stock repurchases or payments made for ongoing Liberty Broadband corporate level costs.

The table below presents the Merger Consideration for pro forma purposes:

(in millions, except exchange ratio, outstanding shares, and price per share data)
Liberty Broadband Series A common stock	18,236,186
Liberty Broadband Series B common stock	2,022,532
Liberty Broadband Series C common stock	122,589,320
Restricted stock units[1]	424,520
Stock options as converted under treasury stock method	605,328
Equivalent shares of Liberty Broadband common stock	143,877,886
Exchange Ratio	0.236x
Equivalent shares of Charter Class A common stock	33,955,181
Charter Class A common stock closing price per share	$324.08
Fair value of Charter Class A common stock issued	$11,004
Fair value of Charter cumulative redeemable preferred stock issued	172
Cash settlement to repay Liberty Broadband’s long-term debt and costs directly related to the Merger Transaction	3,041
Total Merger Consideration	$14,217

[1]
For pro forma purposes, the maximum number of restricted stock units are included as equivalent shares.  However, pursuant to the Merger Agreement, each outstanding Liberty Broadband equity award held by a GCI employee or an employee who is otherwise primarily dedicated to the GCI business will be converted entirely into an award with respect to GCI spinco stock with the same terms and conditions as the original Liberty Broadband award, using a ratio based on Liberty Broadband’s and GCI spinco’s stock prices.

The table below presents the allocation of the Merger Consideration for pro forma purposes:

(dollars in millions)
Charter treasury stock repurchase at cost	$14,130
Other assets, net of liabilities assumed in Merger Transaction	87
Total Merger Consideration	$14,217

Fair value of Liberty Broadband’s 45.6 million shares of Charter Class A common stock using Charter’s publicly traded closing price per share of $324.08 as of September 30, 2024 is valued at $14.8 billion.  Charter’s treasury stock pro forma repurchase price of $14.1 billion obtained in the Merger Transaction is approximately a 5% discount from the $14.8 billion fair value of Charter Class A common stock as of September 30, 2024.  Charter currently intends to retire the repurchased treasury stock and collapse the treasury stock balance into additional paid in capital.

The following summarizes the pro forma balance sheet adjustments relating to the Merger Transaction.

(a)
GCI spin adjustments contemplate the removal of assets, liabilities, equity, revenues, and expenses of GCI as of and for the periods presented as a condition to the completion of the Merger Transaction.  The GCI divestiture is expected to be taxable to Liberty Broadband. See (b) for the pro forma assumption that Charter would make settlement at close of $420 million to pay capital gains tax on GCI spin.

(b)
Pro forma assumptions for long-term debt includes borrowings under Charter’s revolving credit facility and cash and cash equivalents assumed from Liberty Broadband used to repay Liberty Broadband’s long-term debt and to make cash settlements directly related to the Merger Transaction.  Liberty Broadband long-term debt redemption excludes GCI debt included in the GCI spin. Debt redemption price used for pro forma purposes is based on the fair value amounts disclosed in Liberty Broadband’s September 30, 2024 financial statement footnotes.

(dollars in millions)
Sources:
Borrowings under Charter’s revolving credit facility	$3,041
Cash and cash equivalents assumed from Liberty Broadband	121
$3,162
Uses:
Cash settlement of Liberty Broadband long-term debt (excluding GCI debt)	$2,666
Cash settlement of Liberty Broadband employee and non-employee director cash awards	13
Capital gains tax on GCI spin	420
Merger Transaction costs including advisor fees	63
$3,162

(c)
Pro forma adjustment of $12.8 billion to reduce other noncurrent assets represents the removal of Liberty Broadband’s equity method investment in Charter Class A common stock which will be accounted for as a treasury stock buyback transaction.

(d)
Pro forma adjustment to reduce deferred tax liabilities of $2.0 billion reflects the removal of Liberty Broadband’s deferred taxes, primarily comprised of the deferred tax liability for Liberty Broadband’s excess book basis on its equity method investment in Charter Class A common stock which is collapsed into equity in connection with the treasury stock repurchase.  Although the Merger Transaction contemplates Charter acquiring Liberty Broadband under a stock acquisition resulting in carryover basis of tax attributes, the remaining deferred tax assets are expected to be utilized by Liberty Broadband to partially offset the taxable income in the spin of GCI and not carry over under Charter’s ownership.

(e)
Pro forma adjustments to reduce the carrying value of Liberty Broadband preferred stock by $29 million to record $172 million fair value for Charter preferred stock.  Charter preferred stock will be exchanged with holders of Liberty Broadband preferred stock and will substantially mirror the current terms of the Liberty Broadband preferred stock, including the $180 million aggregate liquidation preference plus all unpaid dividends, to be redeemed in 2039.  Fair value of Charter preferred stock of $172 million is used for pro forma purposes based on fair value amount disclosed in Liberty Broadband’s September 30, 2024 financial statement footnotes as a proxy for fair value of Charter preferred stock.

(f)	Pro forma adjustments to controlling interest of shareholders’ equity reflects the following:

(dollars in millions)
Elimination of legacy Liberty Broadband historical shareholder’s equity (excluding GCI equity)	$(8,113)
Issuance of Charter Class A common stock to Liberty Broadband shareholders	11,004
Charter treasury stock repurchase at cost	(14,130)
$(11,239)

(g)
In addition to the treasury stock repurchase, the Merger Transaction also contemplates Charter acquiring various Liberty Broadband assets, net of liabilities, aggregating to $87 million.  For pro forma purposes, Charter uses the carrying values from Liberty Broadband’s September 30, 2024 balance sheet as a proxy for fair values.  Charter will account for these transactions as asset acquisitions, since the set of remaining assets and liabilities do not constitute a business.

Note 2.  Merger Transaction Pro Forma Statement of Operations Adjustments

The following summarizes the pro forma statement of operations adjustments relating to the Merger Transaction.

(a)
Pro forma adjustment to reduce operating costs and expenses by $29 million and $39 million for the nine months ended September 30, 2024 and year ended December 31, 2023, respectively, represents the elimination of stock compensation and general and administrative expenses at corporate level of Liberty Broadband. General and administrative expense include legal fees, audit fees, allocated service overhead costs from Liberty Media and personnel related costs. Following the close of the Merger Transaction, these costs will not be incurred by Charter.

(b)
Pro forma interest expense excludes legacy interest expense on Liberty Broadband long-term debt, but includes  interest expense of $145 million and $187 million for the nine months ended September 30, 2024 and year ended December 31, 2023, respectively, for borrowings under Charter’s credit facility for cash settlement made directly related to the Merger Transaction assuming a pro forma transaction closing on January 1, 2023, and interest expense of $10 million and $13 million, respectively, in accrued dividends on Charter’s preferred stock since instrument is accounted for as a liability given that it is mandatory redeemable in 2039.

(c)
Pro forma adjustment to reduce other expenses, net by $809 million and $1.0 billion for the nine months ended September 30, 2024 and year ended December 31, 2023, respectively, primarily represents the elimination of Liberty Broadband’s share of equity earnings and loss on dilution of Charter equity method investment and the elimination of realized and unrealized gains on exchangeable indentures.  Following the close of the Merger Transaction, these costs will not be incurred by Charter.

(d)
Pro forma income tax benefit excludes Liberty Broadband income taxes, but includes $39 million and $50 million for the nine months ended September 30, 2024 and year ended December 31, 2023, respectively, representing recognition of income tax benefit on interest expense using an estimated statutory tax rate of 25%. The estimated statutory tax rate used for the unaudited pro forma condensed combined financial information will likely vary from the actual effective tax rates in periods as of and subsequent to the completion of the Merger Transaction.

(e)
The following table sets forth the computation of pro forma basic and diluted earnings per share for the nine months ended September 30, 2024 and year ended December 31, 2023. All per share amounts are calculated using whole numbers; minor differences may exist due to rounding.

(in millions, except per share data)	Nine Months Ended September 30, 2024	Year Ended December 31, 2023
Numerator:
Pro forma net income attributable to common stock	$3,501	$4,407

Denominator:
Historical Charter weighted average shares outstanding (basic)	143	149
Pro forma shares of Charter Class A common stock to be issued to Liberty Broadband stockholders pursuant to the Merger Transaction[1]	35	35
Less: Historical Charter weighted average shares outstanding owned by Liberty Broadband	(46)	(47)
Pro forma weighted average shares outstanding (basic)	132	137

Historical Charter weighted average shares outstanding (diluted)	145	152
Pro forma shares of Charter Class A common stock to be issued to Liberty Broadband stockholders pursuant to the Merger Transaction[1]	35	35
Less: Historical Charter weighted average shares outstanding owned by Liberty Broadband	(46)	(47)
Pro forma weighted average shares outstanding (diluted)	134	140

Pro forma net income per share attributable to common stock:
Basic	$26.46	$32.15
Diluted	$26.04	$31.52

[1]
The pro forma earnings per share calculation in the condensed combined statement of operations assumes the Merger Transaction closed as of January 1, 2023 and Liberty Broadband shares outstanding at January 1, 2023 were used to determine the above proforma shares of Charter Class A common stock issued to include in the denominator.